EXHIBIT 10.3


                          EARTH AND OCEAN SPORTS, INC.

                1997 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

SECTION 1 -- PURPOSE

         The purpose of the 1997 Stock Option Plan for Nonemployee Directors (the "Plan") is to increase the proprietary interest of nonemployee members of the Board of Directors in the continued success of Earth and Ocean Sports, Inc. (the "Company") and to provide them with an incentive to continue to serve as directors.

SECTION 2 -- ADMINISTRATION

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), or any successor committee thereto. The Committee shall have responsibility finally and conclusively to interpret the provisions of the Plan and to decide all questions of fact arising in its application. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

SECTION 3 -- TYPE OF OPTIONS

         Options granted pursuant to the Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 4 -- ELIGIBILITY

         Directors of the Company who are not employees of the Company or any subsidiary or affiliate thereof ("Nonemployee Directors") shall be eligible to participate in the Plan. Each Nonemployee Director to whom options are granted hereunder shall be a participant ("Participant") under the Plan.

SECTION 5 -- STOCK AVAILABLE UNDER THE PLAN

         Subject to adjustment as provided in Section 9 below, an aggregate of 150,000 shares of the Company's Common Stock shall be available for issuance pursuant to the provisions of the Plan. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in whole or in part, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.




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SECTION 6 -- AUTOMATIC GRANT OF OPTIONS

         (a) Each Participant who becomes a member of the Board of Directors prior to January 1, 1998, shall receive automatically and without further action by the Board of Directors or the Committee, on the later of such Participant's election to the Board of Directors and the adoption of this Plan by the Board of Directors and the stockholders of the Company, 15,000 shares of Common Stock in accordance with the provisions of Section 7, and subject to adjustment as provided in Section 9. If a Participant becomes a member of the Board of Directors prior to the Company's initial underwritten public offering of Common Stock, then such option shall be deemed granted simultaneously with the execution of the underwriting agreement with respect to such offering at an exercise price equal to the price to the public of such underwritten public offering.

          (b) Each year, beginning on the date of the Company's first Annual Meeting of Stockholders that follows by more than 30 days the last vesting date of the option granted pursuant to clause (a) above, but only if the Company's Common Stock is then publicly traded, each Participant who continues in office after said Annual Meeting, shall receive automatically and without further action by the Board of Directors or the Committee, a grant of an option to purchase 3,000 shares of Common Stock in accordance with the provisions of
Section 7, and subject to adjustment as provided in Section 9.

SECTION 7 -- TERMS AND CONDITIONS OF OPTIONS

     7.1 EXERCISE OF OPTIONS.

         (a) Each option granted under the Plan shall become exercisable (or "vest") at the rate of 20% of the number of shares subject to the option on each yearly anniversary of the date such option was granted, subject to the provisions of Section 8 hereof.

         (b) In the event that the Participant ceases to be a director of the Company for any reason whatsoever prior to the time a Participant's option becomes fully exercisable, the option will terminate with respect to the shares as to which the option is not then exercisable and all rights of the Participant to such unvested shares shall terminate without further obligation on the part of the Company.

         (c) In the event that the Participant ceases to be a director of the Company after his or her option has become exercisable in whole or in part, such option shall remain exercisable in whole or in part, as the case may be, in accordance with the terms hereof.

         (d) Options granted under the Plan shall expire ten years from the date on which the option is granted, unless terminated earlier in accordance with the Plan.

     7.2 EXERCISE PRICE.

         The exercise price of an option shall be 100% of the fair market value per share of Common Stock of the Company on the date the option is granted. "Fair market value" shall be






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determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market.

     7.3 PAYMENT OF EXERCISE PRICE.

         (a) Subject to the terms and conditions of the Plan and the documentation of the options pursuant to Section 7.5 hereof, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares; provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares.

         (b) Options granted under the Plan may be paid for by (i) delivery of cash, bank draft, money order or a check to the order of the Company in an amount equal to the exercise price of such options, (ii) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant having a fair market value equal in amount to the exercise price of the option being exercised, provided that such method is consistent with applicable tax laws, (iii) if permitted by applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of Common Stock of the Company acquired upon exercise to pay for all of the Common Stock so acquired and an authorization to the broker or selling agent to pay that to the Company, or (iv) by any combination of such methods of payment.

     7.4 RIGHTS AS A STOCKHOLDER.

         Except as specifically provided by the Plan, the grant of an option will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan, upon actual receipt of Common Stock of the Company.

     7.5 DOCUMENTATION OF OPTION GRANTS.

         Option grants shall be evidenced by written instruments prescribed by the Committee from time to time. The instruments may be in the form of agreements to be executed by both the Participant and the Company or certificates, letters of similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms of the grant.





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     7.6 NONTRANSFERABILITY OF OPTIONS.

         No option granted under the Plan shall be assignable or transferable by the Participant to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the Participant, the option shall be exercisable only by such person (or in the event of incapacity, by the person or persons properly appointed to act on his or her behalf).

     7.7 APPROVALS.

         The effectiveness of the Plan and of the grant of all options is subject to the approval of the Plan by the affirmative vote of a majority of the shares of the Company's capital stock present in person or by proxy and entitled to vote at a meeting of the stockholders at which the Plan is presented for approval. Notwithstanding anything to the contrary in the Plan, no options granted hereunder shall become exercisable until such approval has been received.

         The Company's obligation to sell and deliver shares of stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of the stock.

SECTION 8 -- REGULATORY COMPLIANCE AND LISTING

          (a) The issuance or delivery of any shares of stock subject to exercisable options hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

         (b) Should any provision of this Plan require modification or be unnecessary to comply with the requirements of Section 16 of and Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("1934 Act"), the Committee may waive such provision and/or amend this Plan to add to or modify the provisions hereof accordingly.

         (c) It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the 1934 Act (or any successor or amended provisions thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

SECTION 9 -- ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

         In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's Common Stock other than normal cash dividends, automatic adjustment shall be






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made in the  number  and kind of  shares  as to  which  outstanding  options  or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 5 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Automatic adjustment shall also be made in the number and kind of shares subject to options subsequently granted under the Plan. For purposes of the foregoing provisions, the Plan shall be deemed to be adopted on the effective date of the Company's initial underwritten public offering of its Common Stock.

SECTION 10 -- NO RIGHT TO REELECTION

         Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors or standing Committee thereof to nominate any Nonemployee Director for reelection by the Company's stockholders, nor confer upon any Nonemployee Director the right to remain a member of the Board of Directors for any period of time, or at any particular rate of compensation.

SECTION 11 -- AMENDMENT AND TERMINATION

         (a) The Board of Directors shall have the right to amend, modify or terminate the Plan at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall (a) affect any right or obligation with respect to any grant theretofore made; or (b) unless previously approved by the stockholders, increase the number of shares of Common Stock available for grants as provided in Section 5 hereof (as adjusted pursuant to Section 9 hereof). In addition, no such amendment shall, unless previously approved by the stockholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Code or rules of any stock exchange on which the Company's Common Stock is listed), (i) in any manner affect the eligibility requirements set forth in Section 4 hereof, (ii) except to the extent provided for in Section 9 hereof, increase the number of shares of Common Stock subject to any option, (iii) except to the extent provided for in
Section 9 hereof, change the purchase price of the shares of Common Stock subject to any option, (iv) extend the period during which options may be. granted under the Plan, (v) materially increase the benefits to Participants under the Plan, or (vi) in any manner cause Rule 16b-3 under the 1934 Act (or any successor provision thereof) to become inapplicable to this Plan.

         (b) Unless earlier terminated by the Board of Directors, the Plan shall terminate on December 31, 2005; provided, however, that options which are granted on or before this date shall remain exercisable in accordance with their respective terms after the termination of the Plan.

SECTION 12 -- GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.




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